EX 99.15

Filed via EDGAR

December 12, 2011

William J. Kotapish, Esq.

Assistant Director

U.S. Securities and Exchange Commission

Division of Investment Management

100 F. Street, N.E.
Washington, DC 20549

RE:                            Separate Account I of Integrity Life Insurance Company (811-04844)

New registration statement on Form N-4

VAROOM II

Dear Mr. Kotapish:

Separate Account I of Integrity Life Insurance Company and Integrity Life Insurance Company (collectively “Integrity”) are submitting herewith on Form N-4, a new registration statement under the Securities Act of 1933, which is amendment number 81 to Integrity’s registration number 811-04844 under the Investment Company Act of 1940.  Integrity is seeking to register this variable annuity, which is a revised version of an existing product (see File No. 333-166995) with changes to the cost of the product and the commission paid.

This new registration statement filing is in response to comments from the Securities and Exchange Commission (“Commission”) staff (“Staff”) on Post-Effective Amendment 2 to registration statement 333-166995 on form N-4 (“Initial VAROOM II Filing”) indicating that it views VAROOM II as a new product and requesting a new registration statement be filed.

In addition to its request for a new registration statement, the Staff provided further comments on the Initial VAROOM II Filing and subsequent correspondence filed on November 23, 2011.  The Staff’s comments are restated in bold below and each one is addressed.

1.              Please include all information required by Item 1 of Form N-4 on the cover page, except that the list of funds may be on the back of the cover page.

All information required by Item 1 of Form N-4 has been moved to the cover page except the list of funds, which appears on the back of the cover page.  A redlined prospectus has been included with this filing indicating the changes as compared to the prospectus filed with the November 23, 2011 correspondence.

2.              The redlined prospectus filed with the November 23, 2011 correspondence has a single line on page 9 that appears to have fallen onto the next page inadvertently.  Please correct this.

This has been corrected.  See the redlined prospectus.

3.              The “ETF facilitation fee” should not be a separate fee; it should be part of the Administration Charge and/or the Expense Risk in the Mortality and Expense Risk Charge.

We have removed the ETF facilitation fee and incorporated the fee into the Expense Risk portion of the Mortality and Expense Risk Charge.  Language describing the ETF facilitation fee and any reference to the fee has been removed.  See the redlined prospectus.

This filing is being made without two items that are not yet available: the updated powers of attorney for the Guarantor’s Board of Directors and the consents of our independent registered public accounting firm.  We will file a pre-effective amendment that will include these last two items on December 28, 2011.   Pursuant to discussions with the Staff, assuming all comments are resolved, and the filing is otherwise correct and complete, we anticipate acceleration of this filing on or before December 30, 2011.

This filing is related to a companion filing made by Separate Account I of National Integrity Life Insurance Company and National Integrity Life Insurance Company, a wholly owned subsidiary of Integrity Life Insurance Company, domiciled in New York.  The two filings contain substantially identical disclosure, but for the information regarding the issuing company and separate account.

In connection with the foregoing, registrant acknowledges that: (i) should the Commission or the Staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filings; (ii) the action of the Commission or the Staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the registrant from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and (iii) the registrant may not assert this action as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

If you have any questions or comments, please call me at (513) 629-1854 or e-mail me at rhonda.malone@wslife.com.

Sincerely,

/s/ Rhonda S. Malone
Rhonda S. Malone
Counsel — Securities

Enclosures

Copy:                Michelle Roberts, Esq. w/enclosures via overnight mail (202-551-6758)

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